   As filed with the Securities and Exchange Commission on February 26, 2002

                                                      Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -----------------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                VERITAS DGC INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                                       76-0343152
     (State or other jurisdiction of                                (I.R.S. Employer Identification No.)
      incorporation or organization)

          10300 TOWN PARK DRIVE
              HOUSTON, TEXAS                                                       77072
 (Address of Principal Executive Offices)                                       (Zip Code)


               VERITAS DGC INC. 1997 EMPLOYEE STOCK PURCHASE PLAN
                   (AS AMENDED AND RESTATED DECEMBER 11, 2001)
                            (Full title of the plan)


                              MATTHEW D. FITZGERALD
         EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND TREASURER
                                VERITAS DGC INC.
                              10300 TOWN PARK DRIVE
                              HOUSTON, TEXAS 77072
                     (Name and address of agent for service)

                                 (832) 351-8300
          (Telephone number, including area code, of agent for service)

                                    Copy to:

                           FULBRIGHT & JAWORSKI L.L.P.
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151
                           ATTENTION: CHARLES H. STILL

                          -----------------------------


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
TITLE OF SECURITIES TO BE                           PROPOSED MAXIMUM OFFERING      PROPOSED MAXIMUM            AMOUNT OF
      REGISTERED           AMOUNT TO BE REGISTERED    PRICE PER SHARE(1)       AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par        500,000 shares(3)              $13.86                    $6,930,000                 $638
value per share(2)
============================================================================================================================

(1) Estimated in accordance with Rule 457(c) and (h) solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on February 20, 2002.

(2)  Includes preferred stock purchase rights associated with the Common
     Stock. Since no separate consideration is payable for such rights, the registration fee for such securities is included in the fee for the Common Stock.

(3) Includes an indeterminable number of shares of Common Stock issuable as a result of the anti-dilution provisions of the 1997 Employee Stock Purchase Plan (As Amended and Restated December 11, 2001).

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


        This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 333-38377, the "Earlier Registration Statement") relating to the Veritas DGC Inc. 1997 Employee Stock Purchase Plan is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.


ITEM 8.          EXHIBITS.

                    4.1  --  Veritas DGC Inc. Employee Stock Purchase Plan (As Amended and Restated
                             December 11, 2001).

                    5.1  --  Opinion of Fulbright & Jaworski L.L.P.

                   23.1  --  Consent of PricewaterhouseCoopers LLP.

                   23.2  --  Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

                   24.1  --  Powers of Attorney (contained on page II-3).

                                   SIGNATURES

              Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 21st day of February, 2002.

                                    VERITAS DGC INC.

                                    By:    /s/ DAVID B. ROBSON
                                       -----------------------------------------
                                           David B. Robson
                                           Chairman and Chief Executive Officer

              Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                POWER OF ATTORNEY

              KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints David B. Robson, Stephen J. Ludlow, Timothy L. Wells, Matthew D. Fitzgerald, Rene M.J. VandenBrand and Larry
L. Worden, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                     Signature                                            Title                                 Date
                     ---------                                            -----                                 ----
         /s/ DAVID B. ROBSON                        Chairman of the Board and Chief Executive Officer      February 21, 2002
---------------------------------------------                 (Principal Executive Officer)
David B. Robson

        /s/ STEPHEN J. LUDLOW                                    Vice Chairman, Director                   February 21, 2002
---------------------------------------------
Stephen J. Ludlow

        /s/ TIMOTHY L. WELLS                              President and Chief Operating Officer            February 21, 2002
---------------------------------------------
Timothy L. Wells


     /s/ MATTHEW D. FITZGERALD                          Executive Vice President, Chief Financial          February 21, 2002
---------------------------------------------                       Officer and Treasurer
Matthew D. Fitzgerald                                  (Principal Financial and Accounting Officer)


      /s/ CLAYTON P. CORMIER                                            Director                           February 21, 2002
---------------------------------------------
Clayton P. Cormier


      /s/ LAWRENCE C. FICHTNER                                          Director                           February 21, 2002
---------------------------------------------
Lawrence C. Fichtner


          /s/ JAMES R. GIBBS                                            Director                           February 21, 2002
---------------------------------------------
 James R. Gibbs


        /s/ STEVEN J. GILBERT                                           Director                           February 21, 2002
---------------------------------------------
Steven J. Gilbert


        /s/ BRIAN F. MACNEILL                                           Director                           February 21, 2002
---------------------------------------------
Brian F. MacNeill

             /s/ JAN RASK                                               Director                           February 21, 2002
---------------------------------------------
Jan Rask

                                  EXHIBIT INDEX


      EXHIBIT NUMBER                                       DESCRIPTION
            4.1             Veritas DGC Inc. Employee Stock Purchase Plan (As Amended and Restated
                            December 11, 2001).

            5.1             Opinion of Fulbright & Jaworski L.L.P.

           23.1             Consent of PricewaterhouseCoopers LLP.

           23.2             Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).

           24.1             Powers of Attorney (contained on page II-3).